Exhibit 99.1

WHEELER Announces Reverse Stock Split

VIRGINIA BEACH, VA / ACCESSWIRE / August 7, 2023 / Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR) (“Wheeler” or the “Company”), today announced that its Board of Directors unanimously approved a one-for-ten reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding shares of common stock, $0.01 par value per share (the “Common Stock”).
The Reverse Stock Split is expected to take effect as of 5:00 p.m., Eastern Time, on August 17, 2023 (the “Effective Time”). Accordingly, at the Effective Time, every ten issued and outstanding shares of Common Stock will be converted into one share of Common Stock.
At the market open on August 18, 2023 (the first business day after the Effective Time), the Common Stock is expected to begin trading on a split-adjusted basis on The Nasdaq Capital Market under a new CUSIP number.

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, each stockholder that would hold fractional shares as a result of the Reverse Stock Split will be entitled to receive, in lieu of such fractional shares, cash in an amount equal to the applicable fraction multiplied by the closing price of the Common Stock on The Nasdaq Capital Market on August 17, 2023 (as adjusted for the Reverse Stock Split), without any interest.

The Reverse Stock Split will apply to all of the outstanding shares of Common Stock as of the Effective Time and therefore will not affect any particular stockholder’s relative ownership percentage of shares of Common Stock, except for de minimis changes resulting from the payment of cash in lieu of fractional shares. The Reverse Stock Split will also not affect the relative voting or other rights that accompany the shares of Common Stock, except to the extent that it results from a stockholder receiving cash in lieu of fractional shares.

Stockholders of record will receive information from Computershare Inc., the Company’s transfer agent, regarding their stock ownership following the Reverse Stock Split and, if applicable, payments of cash in lieu of fractional shares, without any interest. Stockholders who hold their shares in brokerage accounts or in “street name” are not required to take any action in connection with the Reverse Stock Split.

The Company and the Board of Directors believe the Reverse Stock Split will help the Company regain compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market. However, there can be no assurance that the Company will be able to regain compliance with such requirement or maintain its listing on The Nasdaq Capital Market.

The Reverse Stock Split has been approved by the Company’s Board of Directors pursuant to Maryland General Corporation Law, and no stockholder approval is required.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements are not historical and are typically identified by such words as “expect,” “intend,” “will,” and include statements about the potential Reverse Stock Split and the impact, if any, of the Reverse Stock Split on the Company and the trading price of the Common Stock. Forward-looking statements are based upon the Company’s present expectations, but are not guarantees or assurances as to future developments or results. Factors that may cause actual developments or results to differ from those reflected in forward-looking statements include, without limitation, those included in the Company’s most recent Annual Report on Form 10-K and in the Company’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes and new developments except as required by law or regulation.

Contact
Investor Relations (757) 627-9088
Email: investorrelations@whlr.us

About Wheeler Real Estate Investment Trust, Inc.
Headquartered in Virginia Beach, Virginia, Wheeler Real Estate Investment Trust, Inc. is a fully integrated, self-managed commercial real estate investment trust (REIT) focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. For more information on the Company, please visit www.whlr.us.